UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): April 20, 2021

Novo Integrated Sciences, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40089	59-3691650
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

11120 NE 2nd Street, Suite 100, Bellevue, WA 98004

(Address of principal executive offices)

(206) 617-9797

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.001 par value	NVOS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2021, Thomas Bray notified Novo Integrated Sciences, Inc. (the “Company”) of his intent to resign as the Company’s Principal Financial Officer, effective immediately. On April 20, 2021, Company’s Board of Directors appointed Sterling Jimenez, Ph.D., as the Company’s Principal Financial Officer. Dr. Jimenez will also serve as the Company’s principal accounting officer.

Dr. Jimenez, age 46, also serves as the Vice-President, Finance for Novo Healthnet Limited, a wholly owned subsidiary of the Company (“NHL”). Dr. Jimenez brings over 25 years of international corporate finance and operational experience, which includes directing accounting and finance functions, corporate financial planning and analysis, risk modelling, valuation, mergers and acquisitions, cash flow management, internal and external reporting, and the ongoing evaluation and analysis of corporate financial activity.

From 2020 to 2021, Dr. Jimenez served as the Director, Finance and Operations at Acenzia Inc., a Health Canada and FDA licensed nutraceuticals and supplements manufacturer. From 2018 to late 2019, Dr. Jimenez served as the Senior Business Analyst for risk, valuation, marketing, and operations at LiveWell Foods Inc. Canada, a nutraceuticals, CBD , and food manufacturing distribution company.

From September 2012 to April 2021, Dr. Jimenez was a post-graduate professor for Université de Bordeaux teaching corporate finance, financial risk, mergers and acquisitions, and financial research. In addition, through Université de Bordeaux’s international delocalized doctoral and master’s degree program, Dr. Jimenez taught at universities worldwide. From March 2003 to February 2018, Dr. Jimenez served as a consultant at SJR Financial Consulting, a finance and operations consulting firm located in the Caribbean, providing corporate finance for large manufacturing companies, risk modelling for banks, and project investment analysis for international entities pursuing investments in the Caribbean and the Dominican Republic.

In 2012, Dr. Jimenez earned his Ph.D. in Management Sciences, Financial and Economic Risks, from the Université de Bordeaux, Bordeaux IV Montesquieu, Bordeaux, France.

From 2008 to 2020, Dr. Jimenez served as Treasurer and as a Board of Directors member for The National Capital Freenet (NCF), the first Canadian ISP and the largest non-profit ISP community organization in Canada. From 2019 to 2020, Dr. Jimenez served on the Board of Directors and as Chair of the Treasuring Committee for The Prime Ministers’ Row Museum, the first street museum project in North America.

Dr. Jimenez holds a degree in Business Administration, Corporate Finance and Accounting from Pontificia Universidad Católica Madre y Maestra, Santo Domingo, Dominican Republic.

The Company agreed to pay Dr. Jimenez an annual base salary of CAD$90,000 (approximately $72,040).

Item 7.01. Regulation FD Disclosure.

On April 22, 2021, Novo Integrated Sciences, Inc. (the “Company”) issued a press release announcing the formation of a Medical Advisory Board. The initial members of the Medical Advisory Board are Dr. Joseph M. Chalil, Dr. Michael G. Muhonen, and Dr. Zach P. Zachariah. The goal of the Medical Advisory Board is to provide the Company with important insight and expertise as the Company expands its personalized consumer engagement across all aspects of the patient/practitioner relationship through the integration of medical technology, advanced therapeutics, and rehabilitative sciences.

A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information contained in the websites is not a part of this Current Report on Form 8-K.

The information included in Item 7.01 to this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth under this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release of the registrant dated April 22, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novo Integrated Sciences, Inc.

Dated: April 22, 2021	By:	/s/ Robert Mattacchione
Robert Mattacchione
Chief Executive Officer